UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 18, 2005

SCANSOFT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices, including Zip Code)

(781) 565-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 2.05. Costs Associated With Exit or Disposal Activities.

     In June 2005, ScanSoft, Inc. (“ScanSoft”) initiated the process of consolidating certain operations into its new corporate headquarters facility in Burlington, Massachusetts. In addition, at various times during its third fiscal quarter, ScanSoft committed to pursuing the closure and/or consolidation of certain other domestic and international facilities. These initiatives culminated in the finalizing of the aggregate amount of the restructuring charge to be taken in its third fiscal quarter on July 21, 2005. The total charge to be taken in the third fiscal quarter is approximately $2.1 million.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 18, 2005, Gerald C. Kent, Jr., who currently serves as ScanSoft’s Principal Accounting Officer and Controller, informed ScanSoft that he would resign from these roles. James R. Arnold, Jr., Senior Vice President and Chief Financial Officer of ScanSoft will assume the position of Principal Accounting Officer of ScanSoft effective July 28, 2005. For a description of Mr. Arnold’s business experience, which description is incorporated by reference herein, please see “Information Concerning Executive Officers Who Are Not Directors” in ScanSoft’s definitive proxy statement on Schedule 14A filed on January 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSoft, Inc.
By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Senior Vice President and Chief Financial Officer

Date: July 22, 2005

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